UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2006

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

510 Bering Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 23, 2006, the Board of Directors of the Company (“Board”) took several actions with respect to the compensation of the Company’s executive officers and non-employee directors.

2006 EMT Annual Incentive Plan. The Board, upon recommendation from the Compensation Committee, approved the Crown Castle 2006 EMT Annual Incentive Plan (“2006 Incentive Plan”) for the Company’s executive management team (“EMT”), including the Company’s executive officers, other than Mr. Schueppert. The 2006 Incentive Plan is intended to provide incentives to members of the Company’s EMT in the form of cash bonus payments for achieving certain performance goals established under the 2006 Incentive Plan. Under the 2006 Incentive Plan, each eligible participant has an assigned target bonus level, expressed as a percent of base salary. Depending on the achievement of specified levels of corporate and business unit financial performance goals and individual performance goals, each eligible participant may earn a multiple of the target bonus. The Board’s approval of the 2006 Incentive Plan does not create a guarantee of an incentive award to any eligible participant, and the Compensation Committee retains discretion to discontinue or amend the 2006 Incentive Plan at any time. A copy of the Plan is filed herewith as Exhibit 10.1.

Executive Officer Compensation. The Board, upon recommendation from the Compensation Committee, approved the following base salaries and restricted stock awards (“RSAs”) with respect to the following executive officers of the Company:

Name and Principal Position	2006 Base Salary($)	2006 Performance RSAs (Shares)	2006 Retention RSAs (Shares)
John P. Kelly	$479,521	108,664	145,533
Chief Executive Officer, President and Director

W. Benjamin Moreland	$350,947	62,486	78,108
Executive Vice President, Chief Financial Officer and Treasurer

E. Blake Hawk	$343,849	40,073	55,657
Executive Vice President and General Counsel

James D. Cordes	$279,040	27,100	16,938
Senior Vice President – Corporate Development & Strategy

James D. Young	$298,966	43,553	36,294
President – Tower Operations

Michael P. Schueppert	$236,942	—	—
President – Modeo LLC

The terms of the Restricted Stock Agreements relating to the Performance RSAs shown in the table above provide that if the Company’s common stock (“Common Stock”) closes at or above per share prices equal to $35.52, $40.85 or $46.98 for any 20 consecutive trading days which include dates on or before February 23, 2010 (the fourth anniversary of the date of grant), 33% of the Performance RSAs performance vests (i.e., the transfer and forfeiture restrictions terminate) upon reaching each such price target. In addition, any remaining unvested Performance RSAs vest on February 23, 2010 if the Common Stock closes at or above $37.07 per share for any 20 consecutive trading days which include dates on or before February 23, 2010. Any Performance RSAs that have not otherwise vested pursuant to the preceding two sentences will be forfeited as of February 23, 2010.

The terms of the Restricted Stock Agreements relating to the Retention RSAs shown in the table above provide that such RSAs will vest on February 23, 2009 (the third anniversary of the date of grant) if the Common Stock closes at or above per share prices equal to $42.50 for 20 consecutive trading days which include the dates on or between September 22, 2008 and February 23, 2009. Any shares of Retention RSAs that have not otherwise vested pursuant to the preceding sentence will be forfeited as of February 23, 2009. The Restricted Stock Agreements also provide that the vesting of the Retention RSAs will not be accelerated pursuant to severance agreements entered into with the executive officers upon a qualifying termination of employment that does not occur during a change in control period, but instead will be forfeited in the event of such a termination.

The RSAs shown in the table above were granted pursuant to the Company’s 2004 Stock Incentive Plan. A form of the standard Restricted Stock Agreement generally used for the Company’s 2004 Stock Incentive Plan is filed as Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 2, 2005.

In addition, the Board, upon recommendation from the Compensation Committee, also authorized the Company to develop a phantom common equity interest plan (“Modeo Plan”), pursuant to which an amount equal to 5% of the outstanding common equity interests (on a fully diluted basis) of Modeo LLC, a subsidiary of the Company, may be reserved and available for grant as phantom common equity interest options (“Modeo Options”) to employees of Modeo LLC. In lieu of Performance RSAs and Retention RSAs, the Board has authorized the grant of Modeo Options to Mr. Schueppert pursuant to the proposed Modeo Plan representing a 1.245% equity interest in Modeo LLC.

Non-employee Director Equity Compensation. Pursuant to the Board’s policy of granting shares of Common Stock having a purchase price of approximately $85,000 to each non-employee director at the Board’s first regularly scheduled meeting of each year, the Board, upon recommendation from the Nominating & Corporate Governance Committee (“NCG Committee”), granted 2,752 shares of Common Stock (priced at $30.89, the closing price of the Common Stock on February 23, 2006) to each non-employee director of the Board other than J. Landis Martin, Chairman of the Board. The Board, upon recommendation of the NCG Committee granted 4,856 shares of Common Stock to J. Landis Martin as annual equity compensation for service as non-employee Chairman of the Board. Carl Ferenbach waived receipt of any non-employee director equity grant as a result of his decision not to stand for re-election to the Board in 2006 (see Item 5.02 below). All such shares of Common Stock were granted pursuant to the Company’s 2004 Stock Incentive Plan.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On February 22, 2006, Carl Ferenbach, a non-employee director of the Company, notified the Company of his decision not to stand for re-election as a director of the Company at its 2006 annual meeting of stockholders in order to focus on his commitments with Berkshire Partners LLC, where he serves as Managing Director. Mr. Ferenbach has explicitly noted his strong support for management and the policies being pursued by the Company. Mr. Ferenbach is expected to continue to serve as a director of the Company until the Company’s 2006 annual meeting of directors, currently scheduled for May 25, 2006.

ITEM 9.01	— FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description
10.1	2006 EMT Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By: /s/ E. Blake Hawk
Name: E. Blake Hawk Title: Executive Vice President and General Counsel

Date: February 28, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	2006EMT Annual Incentive Plan

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